Exhibit 6

AMENDMENT NO. 1 TO

REGISTRATION RIGHTS AGREEMENT

This Amendment No. 1 to Registration Rights Agreement, dated as of June 21, 2004 (this “Amendment”), is made and entered into by and among Ctrip.com International, Ltd., a Cayman Islands company (the “Company”) and each of the persons named on the signature pages hereto (each, a “Shareholder” and collectively, the “Shareholders”). Terms used but not defined herein shall have the meanings assigned to them in the Registration Rights Agreement (as defined below).

WHEREAS the Company has entered into that certain Registration Rights Agreement, dated December 8, 2003 (the “Registration Rights Agreement”), with the Shareholders and other shareholders of the Company who were signatories thereto; and

WHEREAS the Shareholders represent holders of a majority of the Registrable Securities.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

I. Subsection 1.2(d) of the Registration Rights Agreement is hereby deleted and replaced with the following:

“(d) Registrable Securities

The term “Registrable Securities” means any Ordinary Shares owned by the Investors, including but not limited to Rakuten, Inc., a Japanese corporation, whether through conversion of other securities issued to an Investor or otherwise, or hereafter acquired by any Investor, excluding any Registrable Securities sold by a person in a transaction in which rights under this Section 1 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144, in a registered offering or otherwise.”

II. The parties hereto agree to add Rakuten, Inc., a Japanese corporation (“Rakuten”) to be an Investor under the Registration Rights Agreement.

III. The parties hereto expressly waive any and all of their rights under Section 1.12 of the Registration Rights Agreement solely with respect to the Company’s grant of the registration rights to Rakuten under this Amendment.

IV. The parties hereto acknowledge and agree that pursuant to Subsection 1.3(c) of the Registration Rights Agreement, the Company shall be obligated to effect only three

(3) demand registrations pursuant to Section 1.3 thereof, and has not previously effected any such demand registration.

V. Except as amended hereby, the terms of the Registration Rights Agreement shall remain in full force and effect.

VI. This Amendment shall become effective immediately upon the closing of Rakuten’s purchase of that number of Ordinary Shares from certain shareholders of the Company pursuant to the Stock Purchase Agreement dated June 14, 2004 among Rakuten and the Company’s shareholders party thereto.

(Signature Pages to Follow)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

COMPANY CTRIP.COM INTERNATIONAL, LTD.

By:	/s/ Nanpeng Shen
Name:	Neil Nanpeng Shen
Title:	President and Chief Financial Officer

SHAREHOLDERS CARLYLE ASIA VENTURE PARTNERS I, L.P.

By:	/s/ Wayne W. Tsou
Executed as a deed by Wayne W. Tsou on behalf of CIPA, Ltd., as general partner of CIPA General Partner, L.P., as a general partner of Carlyle Asia Venture Partners I, L.P.

CIPA CO-INVESTMENT, L.P.

By:	/s/ Wayne W. Tsou
Executed as a deed by Wayne W. Tsou on behalf of CIPA, Ltd., as general partner of CIPA General Partner, L.P., as a general partner of CIPA Co-Investment, L.P.

RAKUTEN, INC.

By:	/s/ Yoshihisa Yamada
Name:	Yoshihisa Yamada
Title:	Director and Senior Executive Officer

IDG TECHNOLOGY VENTURE INVESTMENT, INC.

By:	/s/ Quan Zhou
Name:	Quan Zhou
Title:	President

IDG TECHNOLOGY VENTURE INVESTMENTS, LP. By: IDG TECHNOLOGY VENTURES INVESTMENTS, LLC, its general partner

By:	/s/ Quan Zhou
Name:	Quan Zhou
Title:	Managing Member

S.I. TECHNOLOGY VENTURE CAPITAL LIMITED

By:	/s/ Qian Shizeng
Name:	Qian Shizeng
Title:	Managing Director

CHINA ENTERPRISE INVESTMENTS No. 11 LIMITED

By:	/s/ Junichi Goto
Name:	Junichi Goto
Title:	Director

SOFTBANK ASIA NET-TRANS (NO.4) LIMITED

By:	/s/ WONG Sin Just
Name:	Mr. WONG Sin Just
Title:	Director

TIGER TECHNOLOGY PRIVATE INVESTMENT PARTNERS, L.P.

By:
Name:	Scott Shleifer
Title:

TIGER TECHNOLOGY II, L.P.

By:
Name:
Title:

For and on behalf of ECITY INVESTMENT LIMITED

By:	/s/ Raymond Long Sing TANG; /s/ LI Choi Wan, Alice
Name:	Raymond Long Sing TANG;
LI Choi Wan, Alice
Title:	Authorized Signatures

OPENVENTURE COMPANY LIMITED

By:
Name:
Title:

ORCHID ASIA II, L.P. a Cayman Islands limited partnership By: Orchid Asia Holdings Its: GP

By:	/s/ Peter M. Joost
Name:	Peter M. Joost
Title:	President

JFI II, LP By: Joost Enterprises Corporation Its: GP

By:	/s/ Peter M. Joost
Name:	Peter M. Joost
Title:	President

Gabriel Li

Jed Dempsey

Eric Li

/s/ Jim Watson
Jim Watson